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                     [Peregrine Pharmaceuticals, Inc. logo]

Contacts:
         Media                                  Investor
         Alex Boese                             Frank Hawkins
         Susan E. Atkins & Associates           Hawk Associates, Inc.
         (858) 860-0266                         (800) 987-8256
         ABOESE@IRPR.COM                        HTTP://WWW.HAWKASSOCIATES.COM

FOR IMMEDIATE RELEASE

          PEREGRINE PHARMACEUTICALS ANNOUNCES $5.75 MILLION INVESTMENT
            FROM INSTITUTIONAL INVESTORS; COMPANY DIRECTOR INVESTS IN
                                    OFFERING

      PROCEEDS WILL ALLOW COMPANY TO ADVANCE PHASE III CLINICAL TRIALS AND
                       CONTRACT MANUFACTURING OPERATIONS


TUSTIN, CA - November 19, 2001 - Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM) announced today that it has closed an offering for $5.75 million off of the Shelf Registration Statement on Form S-3 it filed with the Securities and Exchange Commission. The shares of common stock were sold to six institutional investors, including a Director of the Company. Peregrine now has approximately $11,600,000 in cash to fund its clinical trials, contract manufacturing operations and research and development.

"We are very pleased to have the new investors and one of our Directors show confidence in Peregrine and invest significant capital into the Company," stated Edward Legere, President and Chief Executive Officer of Peregrine. "The lead investor conducted extensive due diligence on the Company and its platform technologies, and we are confident the new investors share our belief in the future of Peregrine and the long-term potential of its exciting platform technologies. The receipt of this funding will permit us to move forward with our planned Phase III brain cancer trial anticipated to begin later this year pending FDA approval and gives us the financial stability needed to enter into agreements to provide contract manufacturing services for other companies. I am also proud to have a Director show the confidence in our business plans to continue to invest in the Company."

Zimmer Lucas Partners, LLP of New York led the offering. Also participating in the offering were Vertical Ventures, LLC of New York, Trinity Capital Advisors, Inc. of San Francisco and Eric Swartz, a Director of the Company, and Michael Kendrick, both of Swartz Institutional Finance, LLC, which is a major shareholder of the Company. Peregrine issued 5.75 million common shares and warrants, exercisable on a cash basis only, to purchase an additional 1.725 million common shares. In addition, the Company issued 200,000 shares to Atlas Capital Services, LLC, who acted as placement agent in connection with the sale to Zimmer Lucas Partners, LLP.

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Peregrine Pharmaceuticals, Inc.
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"The Shelf Registration Statement provides the company with access to the necessary funding to advance the Company's business plans," said Paul Lytle, Peregrine's Vice President of Finance and Accounting. "Receipt of this funding was critical to aggressively move forward with our clinical trials and contract manufacturing operations. We now have the flexibility to time any future funding under the Shelf when market conditions are optimal."

ABOUT PEREGRINE PHARMACEUTICALS, INC.
Peregrine Pharmaceuticals is a biopharmaceutical company focused on the development, commercialization, and licensing of unique technologies for the treatment of cancer, primarily based on its "collateral targeting technologies." These technologies target cell structures and cell types that are common among solid tumor cancers, giving them broad applicability across various tumor types. In clinical and pre-clinical studies, collateral targeting technologies have been shown to deliver various anti-cancer compounds selectively to the tumor site without causing damage to surrounding healthy tissue.

Peregrine has three collateral targeting technologies: Tumor Necrosis Therapy
(TNT), Vasopermeation Enhancement Agents (VEA), and Vascular Targeting Agents
(VTA). The Company's lead anti-cancer drug, CotaraTM, is currently in a multi-center Phase II clinical study for the treatment of brain cancer and in four Phase I clinical studies for the treatment of colorectal, pancreas, liver, and soft tissue sarcoma and biliary cancers. The Company also has a direct tumor targeting agent called Oncolym(R) for the treatment of advanced non-Hodgkin's B-cell Lymphoma which is currently in a multi-center Phase I/II. Copies of Peregrine press releases, SEC filings, current price quotes and other valuable information for investors may be found on the websites http://www.peregrineinc.com.

Safe Harbor Statement: This release may contain certain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ from the company's expectations as a result of risk factors discussed in Peregrine's reports on file with the U.S. Securities and Exchange Commission, including, but not limited to, the company's report on Form 10-K for the year ended April 30, 2001 and on form 10-Q for the quarter ended July 31, 2001.

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